UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report: June 26, 2008
(Date of earliest event reported)
PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On June 26, 2008, Photon Dynamics, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger and Reorganization dated as of June 26, 2008 (the “Merger Agreement”) among Orbotech Ltd. (“Orbotech”), PDI Acquisition, Inc., an indirect wholly-owned subsidiary of Orbotech (“Merger Sub”) and the Company. The Merger Agreement provides that, upon the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Orbotech. The board of directors of the Company has unanimously approved the Merger and the Merger Agreement.
     At the effective time and as a result of the Merger, each outstanding share of the Company’s common stock will be converted into the right to receive $15.60 in cash, without interest.
     Consummation of the Merger is subject to the conditions described in the Merger Agreement, including approval by the shareholders of the Company, antitrust and other regulatory approvals, and other customary closing conditions.
     Orbotech expects to finance the purchase price through a combination of the Company’s cash on hand at closing and debt financing. However, consummation of the Merger is not subject to any financing condition.
     The Merger Agreement contains termination rights for both the Company and Orbotech, including for the Company if its board of directors changes its recommendation of the Merger to its shareholders in connection with a Superior Proposal (as defined in the Merger Agreement). Upon termination of the Merger Agreement under certain circumstances, the Company may be required to pay Orbotech, or Orbotech may be required to pay the Company, a termination fee of $9,000,000.
     The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     The Merger Agreement has been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in the Company’s representations and warranties are qualified by information contained in a confidential disclosure schedule that the Company provided to Orbotech in connection with the Merger Agreement. Accordingly, shareholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
Important Information for Photon Dynamics Shareholders
     In connection with the proposed merger, Photon Dynamics will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PHOTON DYNAMICS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.
     Photon Dynamics and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding these persons is set forth in the proxy statement for Photon Dynamics’ 2008 annual meeting of shareholders, which was filed with the SEC on January 28, 2008 and in Photon Dynamics’ Annual Report on Form 10-K for the fiscal year ended September 30,

2007, which was filed with the SEC on January 23, 2008. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. The proxy statement, any additional proxy materials and Photon Dynamics’ other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov or by contacting Photon Dynamics’ Investor Relations department by e-mail at investor@photondynamics.com, by phone at (408) 360-3561, or by mail at Photon Dynamics, Investor Relations, 5970 Optical Court, San Jose, California 95138.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) EXHIBITS

Number	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of June 26, 2008, among Orbotech Ltd., PDI Acquisition, Inc. and Photon Dynamics, Inc.
99.1	Press Release dated June 26, 2008, announcing the Agreement and Plan of Merger and Reorganization.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Photon Dynamics, Inc.
Dated: June 26, 2008	By:	/s/ Carl C. Straub Jr.
Carl C. Straub Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of June 26, 2008, among Orbotech Ltd., PDI Acquisition, Inc. and Photon Dynamics, Inc.

99.1	Press Release dated June 26, 2008, announcing the Agreement and Plan of Merger and Reorganization